2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this amended Form S-1, of our audit report dated June 4, 2014 relative to the financial statements of Live Fit Corporation as of April 30, 2014 and for period from inception (December 31, 2013).through April 30, 2014.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
Clearwater, Florida
August 19, 2014